EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-47591 of PennFed Financial Services, Inc. on Form S-8 of our report dated December 14, 1998, appearing in this Annual Report on Form 11-K of Penn Federal Savings Bank 401(k) Plan for the year ended June 30, 1998.



Deloitte & Touche LLP
Parsippany, New Jersey
December 21, 1998